EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hillhouse Frontier Holdings Inc.

We hereby consent to the incorporation of our report dated February 23, 2026, in the Amendment to No. 8 to Registration Statement on Form S-1, relating to the consolidated financial statements of Hillhouse Frontier Holdings Inc., as of and for the years ended December 31, 2025, and 2024.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

Rowland Heights, California

February 23, 2026

Address: 17506 Colima Road, Suite 101, Rowland Heights, CA 91748 U.S.A

Tel: +1 (626) 581-0818     Fax: +1 (626) 581-0809   Website: www.secpa.us